Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199110) and Forms S-8 (Nos. 33-75622, 333-108805, 333-150694, 333-166828 and 333-188599) of Albemarle Corporation of our report dated June 23, 2016 relating to the financial statements and supplemental schedules of Albemarle Corporation Retirement Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
June 23, 2016